Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT
AGREEMENT

This Amendment No. l (this "Amendment") to the Employment Agreement (the "Original Employment Agreement") dated September 11, 2022 by and between Integral Ad Science, Inc. (the "Company") and Tania Secor ("Employee"), is made and entered into as of October 21, 2022, by and between the Company and the Employee. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Employment Agreement.

WHEREAS, the undersigned wish to amend the Original Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Amendments to the Original Employee Agreement.

(a) Section 5 of the Original Employment Agreement is hereby amended by replacing the second paragraph of that section with the following paragraph:

In order to make you whole for the equity you are leaving behind to take the role as CFO of IAS; and, notwithstanding any term in the Plan or Award Agreement, in the event of a Change in Control (as defined in Exhibit C) within 12 months of your start date, the first 25% of the one-time equity award of $4,000,000 (both the MSUs and RSUs) scheduled to vest on the first anniversary of the grant date shall become vested immediately upon such Change in Control and shall be treated the same as all other Company public holders of shares (meaning shall be purchased in the same manner as other shares by any person or entity acquiring such public Shares). More information about your award (including the award acceptance process, valuation details, and other terms and conditions) will be available in our employee stock plan portal, managed by Fidelity. On or around the 15th of the month of your grant date of your award, you will receive an email notification from Fidelity providing you with the steps on how to access our employee stock plan portal and accept the grant. For the avoidance of doubt, to the extent this Agreement contains any provisions that are more favorable regarding the acceleration for your award that conflict with the terms of the Plan or Award Agreement, the terms of this Agreement shall apply.

Exhibit 10.2

Very truly yours,
/s/ Lisa Nadler
Lisa Nadler
Chief Human Resources Officer

I have read and understood this letter and hereby acknowledge, accept, and agree to the terms set forth therein.

/s/ Tania Sector	Date signed: 10/25/2022
Signature

Name: Tania Sector